UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016 (June 9, 2016)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

ArcBest Corporation® (Nasdaq: ARCB) (“ArcBest”) is providing the following update on the most recent information related to its second quarter 2016 financial results and business trends.  ArcBest’s operating companies, which include ABF Freight System, Inc. (“ABF Freight®”) and its asset-light logistics businesses, provide transportation services to commercial shippers and household goods moving services to consumers and companies.  ArcBest’s asset-light logistics businesses include: ABF Logistics®, Panther Premium Logistics®, FleetNet America® and ABF Moving®.

For the second quarter of 2016 through the end of May, compared to the same period last year, ABF Freight’s financial metrics and business trends are as follows:

•                  ABF Freight’s billed revenue per day decreased 5.0%.

•                  ABF Freight’s tonnage per day decreased 5.0%.  May 2016 tonnage per day decreased 4.7%.  As previously reported, April 2016 tonnage per day decreased 5.3%.

•                  ABF Freight’s shipments per day decreased 1.5%.

•                  ABF Freight’s total billed revenue per hundredweight, including fuel surcharge, was flat.  This comparison continues to be affected by lower fuel surcharges versus the same period last year.

•                  Excluding fuel surcharge, ABF Freight’s revenue per hundredweight increase, both year-over-year and sequentially, continues to be in the low-single digits.

For the second quarter of 2016 through the end of May, compared to the same period last year:

•                  Combined asset-light logistics revenue increased by approximately 2%.

•                  Panther’s revenue decreased 15%.  Loads handled have increased approximately 2%, including an approximate 5% increase in April and flat comparisons in May.  Available truckload capacity in the spot market is impacting the demand for Panther’s handling of large shipments, thus reducing revenue per load and profit margins.

•                  ABF Logistics’ revenue increased 37% due to the effects of the December 2015 acquisition of Bear Transportation Services.  As experienced in first quarter, shipment levels in ABF Logistics’ legacy business increased due to continued expansion of its customer base while revenue was flat due to current market conditions and the effect of lower fuel prices compared to last year.

•                  FleetNet’s revenue increased 5%.

•                  ABF Moving’s revenue is below last year by 19% related to a reduction in government shipments and associated revenue that will likely continue through the remainder of the year.

The Enterprise Solutions group works to combine service offerings across ArcBest in a way that simplifies the experience for our customers. Personnel and technology investments associated with this initiative are expected to increase annual “Other” corporate costs in 2016 by approximately $3 million above 2015 levels.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These forward-looking statements are based on management’s belief, assumptions and expectations as of the date hereof, and not guarantees of future performance and involve certain risks and uncertainties (some of which are beyond our control). Although management believes that the expectations reflected in these forward-looking statements are reasonable as and when made, there can be no assurance our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; competitive initiatives and pricing pressures; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any future acquisitions; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; potential impairment of goodwill and intangible assets; availability and cost of reliable third-party services; litigation or claims asserted against us; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; the loss of key employees or the inability to execute succession planning strategies; the impact of our brands and corporate reputation; the cost, timing, and performance of growth initiatives; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; and other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	June 9, 2016	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary